EXHIBIT 4.1

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 7, 2007, among ACE Gaming, LLC, a New Jersey limited liability company, AREH MLK LLC, a Delaware limited liability company, MITRE Associates LLC, a Delaware limited liability company, PNK Development 13, LLC, a New Jersey limited liability company and PSW Properties LLC, a Delaware limited liability company (each the “Guarantying Subsidiary” and collectively, the “Guarantying Subsidiaries”), each either a direct or indirect subsidiary of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A., a national banking corporation and a successor to The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 15, 2004, and as amended as of December 3, 2004, and as further amended as of October 19, 2005, and as further amended as of November 17, 2006, and as further amended as of January 30, 2007, and as further amended as of May 29, 2007, providing for the issuance of 8 1/4% Senior Subordinated Notes due 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantying Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantying Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTY. Each Guarantying Subsidiary hereby agrees to provide an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner, stockholder or agent of the Guarantying

Subsidiaries, as such, shall have any liability for any obligations of the Company or any of the Guarantying Subsidiaries under the Notes, any Guaranties, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantying Subsidiaries and the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

ACE GAMING, LLC,
a New Jersey limited liability company

By:	PNK Development 13, LLC,
a New Jersey limited liability company,
Its:	Sole Member

	By:	Biloxi Casino Corp.,
a Mississippi corporation
	Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Treasurer

AREH MLK LLC,
a Delaware limited liability company

By:	Biloxi Casino Corp.,
a Mississippi corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Treasurer

MITRE ASSOCIATES LLC,
a Delaware limited liability company

By:	PNK Development 13, LLC,
a New Jersey limited liability company,
Its:	Sole Member

	By:	Biloxi Casino Corp.,
a Mississippi corporation
	Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Treasurer

PSW PROPERTIES LLC,
a Delaware limited liability company

By:	Biloxi Casino Corp.,
a Mississippi corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Treasurer

PNK DEVELOPMENT 13, LLC,
a New Jersey limited liability company

	By:	Biloxi Casino Corp.,
a Mississippi corporation
	Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Treasurer

PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation

BILOXI CASINO CORP.,
a Mississippi corporation

CASINO MAGIC CORP.,
a Minnesota corporation

CASINO ONE CORPORATION,
a Mississippi corporation

PNK (BOSSIER CITY), INC.,
a Louisiana corporation

ST. LOUIS CASINO CORP.,
a Missouri corporation

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Chief Financial Officer and/or
Treasurer

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

BOOMTOWN, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc.,
Its:	Sole Member and Manager

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (RENO), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By:	Boomtown, LLC,
Its:	Partner

	By:	Pinnacle Entertainment, Inc., its Sole Member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

By:	Pinnacle Entertainment, Inc.,
Its:	Partner

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (ES), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (ST. LOUIS RE), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

AREP BOARDWALK PROPERTIES LLC, a Delaware limited liability company

By:	Biloxi Casino Corp.
its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Treasurer

PNK DEVELOPMENT 7, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK DEVELOPMENT 9, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (SCB), LLC, a Louisiana limited liability company

By:	PNK Development 7, LLC,
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (BATON ROUGE) PARTNERSHIP, a Louisiana partnership

By:	PNK Development 8, LLC,
Its:	Partner

	By:	Pinnacle Entertainment, Inc.,
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

By:	PNK Development 9, LLC,
Its:	Partner

	By:	Pinnacle Entertainment, Inc.,
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

PNK (CHILE 1), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware corporation,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (CHILE 2), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware corporation,
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

PNK (ST. LOUIS 4S), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., a Delaware corporation
Its:	Sole Member

	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Chief Financial Officer

YANKTON INVESTMENTS, LLC, a Nevada limited liability company

By:	/s/ John A. Godfrey
Name:	John A. Godfrey
Its:	Sole Manager

OGLE HAUS, LLC, an Indiana limited liability company

By:	Belterra Resorts Indiana, LLC, a Nevada limited liability company
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc., a Delaware corporation,
	Its:	Sole Member

		By:	/s/ Stephen H. Capp
		Name:	Stephen H. Capp
		Title:	Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President